United States
Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2006

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation or Organization)

1106 Palms Airport Drive
Las Vegas, Nevada		89119-3720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 8.01 Other Events

On September 29, 2006, Shuffle Master, Inc. (NASDAQ National Market: SHFL) (the “Company” or “we”), entered into an agreement whereby Shuffle Master has obtained the “last license” rights to utilize an extensive portfolio of jackpot wagering hardware and method patents held by Progressive Gaming International Corporation (“Progressive Gaming”). Under the terms of the agreement, Shuffle Master has the right to utilize the suite of over forty patents on tables and other games in any form including live tables, electronic single and multi-player units, and wireless wagering devices.  Shuffle Master also acquired the right to sub-license use of the technology. Progressive Gaming has further agreed that it will not grant or permit any additional licenses to other manufacturers or suppliers to the technology in the future.  In exchange for a fully-paid, royalty-free, fully-transferable world-wide license to the complete patent suite, Shuffle Master has agreed to a one-time payment of $3.5 million.  A list of patents covered by the licensing agreement is attached hereto as Exhibit 10.1  A copy of the press release announcing the licensing agreement on October 5, 2006 is also attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1              List of patents covered under the licensing agreement entered into between Shuffle Master Inc. and Progressive Gaming International Corporation on September 29, 2006.

99.1              Licensing agreement press release dated October 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date:	October 5, 2006

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer